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                                                                       EXHIBIT 5


                  [SIMPSON THACHER & BARTLETT LLP LETTERHEAD]

                                        June 13, 2003

L-3 COMMUNICATIONS CORPORATION
600 Third Avenue, 34th Floor
New York, NY 10016

Ladies and Gentlemen:

     We have acted as counsel to L-3 Communications Corporation, a Delaware corporation (the "Company"), and to the Delaware subsidiaries of the Company named on Schedule I attached hereto (each, a "Delaware Guarantor" and collectively, the "Delaware Guarantors") and to the non-Delaware subsidiaries of the Company named on Schedule II attached hereto (each, a "Non-Delaware Guarantor" and collectively, the "Non-Delaware Guarantors," taken together with the Delaware Guarantors, the "Guarantors"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Company of $400,000,000 aggregate principal amount of 6 1/8% Series B Senior Subordinated Notes Due 2013 (the "Exchange Notes") and the issuance by the Guarantors of guarantees (the "Guarantees"), with respect to the Exchange Notes. The Exchange Notes and the Guarantees will be issued under an indenture (the "Indenture") among the Company, the Guarantors and the Bank of New York, as Trustee (the "Trustee") and a supplemental indenture among the Company, the Guarantors and the Trustee. The Exchange Notes will be offered by the Company in exchange for $400,000,000 aggregate principal amount of its outstanding
6 1/8% Senior Subordinated Notes due 2013.

     We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company and the Guarantors.

     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the due incorporation of the Non-Delaware Guarantors, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee. We have assumed further that (a) the Non-Delaware Guarantors have duly authorized, executed and delivered the Indenture, (b) execution, delivery and performance by the Non-Delaware Guarantors of the Indenture, the Exchange Notes and the Guarantees do not and will not violate the laws of the states of incorporation of the respective Non-Delaware Guarantors or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States) and (c) each of the Non-Delaware Guarantors is validly existing under the laws of their respective jurisdiction of organization.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

        1. When the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, the Exchange Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

        2. When (a) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the


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    Guarantees have been duly indorsed on the Exchange Notes, the Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.


     Our opinions set forth above are subject to the effects of (1) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (2) general equitable principles (whether considered in a proceeding in equity or at law) and (3) an implied covenant of good faith and fair dealing.


     We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act.


     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.




                                        Very truly yours,




                                        /s/ SIMPSON THACHER & BARTLETT LLP
                                            --------------------------------
                                        SIMPSON THACHER & BARTLETT LLP

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                                  SCHEDULE I


DELAWARE GUARANTORS


HYGIENETICS ENVIRONMENTAL SERVICES, INC., a Delaware Corporation
L-3 COMMUNICATIONS ILEX SYSTEMS, INC., a Delaware Corporation
L-3 COMMUNICATIONS SPD TECHNOLOGIES, INC., a Delaware Corporation
L-3 COMMUNICATIONS ESSCO, INC., a Delaware Corporation
SPD ELECTRICAL SYSTEMS, INC., a Delaware Corporation
SPD SWITCHGEAR, INC., a Delaware Corporation
PAC ORD, INC., a Delaware Corporation
HENSCHEL, INC., a Delaware Corporation
SPD HOLDINGS, INC., a Delaware Corporation
POWER PARAGON, INC., a Delaware Corporation
L-3 COMMUNICATIONS AIS GP CORPORATION, a Delaware Corporation
L-3 COMMUNICATIONS AYDIN CORPORATION, a Delaware Corporation
L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P., a Delaware Limited Partnership L-3 COMMUNICATIONS INVESTMENTS, INC., a Delaware Corporation
MPRI, INC., a Delaware Corporation
KDI PRECISION PRODUCTS, INC., a Delaware Corporation
BROADCAST SPORTS INC., a Delaware Corporation
GOODRICH AEROSPACE COMPONENT OVERHAUL & REPAIR, INC., a Delaware Corporation GOODRICH AVIONICS SYSTEMS, INC., a Delaware Corporation
L-3 COMMUNICATIONS SECURITY AND DETECTION SYSTEMS
 CORPORATION DELAWARE, a Delaware Corporation
SHIP ANALYTICS INTERNATIONAL, INC., a Delaware Corporation
WESCAM AIR OPS INC., a Delaware Corporation
WESCAM AIR OPS LLC, a Delaware Limited Liability Company
WESCAM HOLDINGS (US) INC., a Delaware Corporation
WESCAM LLC, a Delaware Limited Liability Company

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                                  SCHEDULE II


NON-DELAWARE GUARANTORS


SOUTHERN CALIFORNIA MICROWAVE, INC., a California Corporation
L-3 COMMUNICATIONS STORM CONTROL SYSTEMS, INC., a California Corporation MICRODYNE CORPORATION, a Maryland Corporation
ELECTRODYNAMICS, INC., an Arizona Corporation
INTERSTATE ELECTRONICS CORPORATION, a California Corporation
EER SYSTEMS, INC., a Virginia Corporation
L-3 COMMUNICATIONS ANALYTICS CORPORATION, a California Corporation
AMI INSTRUMENTS, INC., an Oklahoma Corporation
L-3 COMMUNICATIONS ATLANTIC SCIENCE AND TECHNOLOGY
 CORPORATION, a New Jersey Corporation
MICRODYNE COMMUNICATIONS TECHNOLOGIES
 INCORPORATED, a Maryland Corporation
APCOM, INC., a Maryland Corporation
CELERITY SYSTEMS INCORPORATED, a California Corporation
MICRODYNE OUTSOURCING INCORPORATED, a Maryland Corporation
GOODRICH FLIGHTSYSTEMS, INC., an Ohio Corporation
L-3 COMMUNICATIONS IMC CORPORATION, a Connecticut Corporation
L-3 COMMUNICATIONS SECURITY AND DETECTION SYSTEMS CORPORATION
 CALIFORNIA, a California Corporation
L-3 COMMUNICATIONS TMA CORPORATION, a Virginia Corporation
L-3 COMMUNICATIONS WESTWOOD CORPORATION, a Nevada Corporation
MCTI ACQUISITION CORPORATION, a Maryland Corporation
SHIP ANALYTICS, INC., a Connecticut Corporation
SHIP ANALYTICS USA, INC., a Connecticut Corporation
SYCOLEMAN CORPORATION, a Florida Corporation
TELOS CORPORATION, a California Corporation
TROLL TECHNOLOGY CORPORATION, a California Corporation
WESCAM INCORPORATED, a Florida Corporation
WESCAM SONOMA INC., a California Corporation
WOLF COACH, INC., a Massachusetts Corporation

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